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                                                                     Exhibit 21



             FLEMING COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                       SUBSIDIARIES OF THE REGISTRANT


Fleming Companies, Inc. had the following subsidiaries at year-end 1997:


                      ABCO Holding, Inc.
                      ABCO Markets Inc.
                      ABCO Realty Corp.
                      Big W of Florida, Inc.
                      Fleming Foreign Sales Corporation
                      Fleming International Ltd.
                      Fleming Supermarkets of Florida, Inc.
                      Fleming Transportation Service, Inc.
                      Fleming Wholesale, Inc.
                      Gateway Insurance Agency, Inc.
                      LAS, Inc.
                      Netco Foods, Inc.
                      Northwest Foods, L.L.C.
                      Piggly Wiggly Company
                      Progressive Realty, Inc.
                      Retail Investments, Inc.
                      Retail Supermarkets, Inc.
                      RFS Marketing Services, Inc.
                      Richmar Foods, Inc.
                      SAV-U-FOODS, Inc.
                      Scrivner Transportation, Inc.
                      Smartrans, Inc.
                      Timber Ridge Foods, L.L.C.
                      University Foods, Inc.